Exhibit 99.2
ZipRecruiter Announces $100 Million Share Repurchase Program

SANTA MONICA, CA, March 2, 2022- ZipRecruiter®, a leading online employment marketplace, today announced its board of directors has authorized the repurchase of up to $100 million of ZipRecruiter’s common stock, through open market purchases, block trades and/or in privately negotiated transactions or pursuant to Rule 10b5-1 plans, in compliance with applicable securities laws and other legal requirements. The timing, volume, and nature of any repurchases will be determined by ZipRecruiter’s management, based on its evaluation of the capital needs of the business, market conditions, applicable legal requirements, and other factors. ZipRecruiter currently expects to fund the repurchase program from its existing cash balance and future cash flows from operations.
About ZipRecruiter
ZipRecruiter® (www.ziprecruiter.com) is a leading online employment marketplace that actively connects people to their next great opportunity. ZipRecruiter’s powerful matching technology improves the job search experience for job seekers and helps businesses of all sizes find and hire the right candidates quickly. ZipRecruiter has been the #1 rated job search app on iOS & Android for the past five years1 and is rated the #1 employment job site by G2.2
Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” including, ZipRecruiter’s intention to implement a program to purchase up to $100 million of ZipRecruiter’s common stock; the expected timing, volume and nature of such share repurchase program; the duration of the program; and the expected source of funding. Statements containing words such as “could,” “believe,” “expect,” “intend,” “will,” or similar expressions constitute forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, the market price of ZipRecruiter’s common stock prevailing from time to time, the amount of ZipRecruiter's cash commitments, the nature of other acquisition or investment opportunities presented to ZipRecruiter from time to time, ZipRecruiter’s cash flows from operations, the impact of general economic, industry or political conditions in the United States or internationally, including the impacts of the COVID-19 pandemic, and other factors identified in ZipRecruiter’s Annual Report on Form 10-K for the year ended December 31, 2021, which will be filed with the Securities and Exchange Commission. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. Additional information will also be set forth in ZipRecruiter’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that it makes with the Securities and Exchange Commission. These forward-looking statements are subject to material risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Except as may be required by law, ZipRecruiter undertakes no obligation, and does not intend, to update these forward-looking statements after the date of this release.
1 Based on job seeker app ratings, during the period of January 2017 to January 2022 from AppFollow for ZipRecruiter, CareerBuilder, Glassdoor, Indeed, LinkedIn, and Monster.
2 Based on G2 satisfaction ratings as of January 1, 2022.
Contacts
Investors:
Alex Wellins

Exhibit 99.2
The Blueshirt Group, for ZipRecruiter
ir@ziprecruiter.com

Corporate Communications:
Shauna Wynne
Public Relations, ZipRecruiter
press@ziprecruiter.com